Exhibit 4.2

CONOCOPHILLIPS COMPANY

4.400% Notes due 2027

5.300% Notes due 2029

6.800% Notes due 2032

5.700% Notes due 2034

6.600% Notes due 2037

5.200% Notes due 2045

Fully and Unconditionally Guaranteed by

CONOCOPHILLIPS

Six series of Securities are hereby established pursuant to Section 2.01 of the Indenture, dated as of December 7, 2012 (the “Indenture”), among ConocoPhillips Company, as issuer (the “Company”), ConocoPhillips, as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as follows:

1.            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

2.            The title of the 4.400% Notes due 2027 shall be “4.400% Notes due 2027” (the “2027 Notes”), the title of the 5.300% Notes due 2029 shall be “5.300% Notes due 2029” (the “2029 Notes”), the title of the 6.800% Notes due 2032 shall be “6.800% Notes due 2032” (the “2032 Notes”), the title of the 5.700% Notes due 2034 shall be “5.700% Notes due 2034” (the “2034 Notes”), the title of the 6.600% Notes due 2037 shall be “6.600% Notes due 2037” (the “2037 Notes”) and the title of the 5.200% Notes due 2045 shall be “5.200% Notes due 2045” (the “2045 Notes” and, together with the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2034 Notes and the 2037 Notes, the “Notes”).

3.            The limit upon the aggregate principal amount of the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2034 Notes, the 2037 Notes and the 2045 Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $227,925,000, $58,635,000, $102,042,000, $63,047,000, $259,050,000 and $151,419,000, respectively; provided, however, that the authorized aggregate principal amount of the Notes of each series may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Notes of each series may be increased only if the additional Notes issued will be fungible with the original Notes of such series for United States federal income tax purposes.

4.            The Notes of each series shall be initially issued only to Persons reasonably believed to be Qualified Institutional Buyers (as defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), or non-U.S. Persons in reliance on Regulation S promulgated under the Securities Act (“Regulation S”) and shall be subject to the restrictions on transfer set forth herein. Notes initially issued to Qualified Institutional Buyers shall be initially issued in the form of one or more permanent Global Securities in fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially issued to non-U.S. Persons pursuant to Regulation S shall be initially issued in the form of one or more permanent Global Securities in fully registered form (collectively, the “Regulation S Global Note”), in each case with the legend set forth on the face of the Form of Note (as defined herein). The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”. The Depository Trust Company (“DTC”) and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Notes under the Indenture. The Global Notes shall be deposited on behalf of the eligible Holders of the Notes represented thereby with the Security Custodian and registered in the name of Cede & Co., as nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided.

5.            The Notes of each series and the Trustee’s certificate of authentication shall be substantially in the form of Annex A hereto (the “Form of Note”).

6.            The date on which the principal of the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2034 Notes, the 2037 Notes and the 2045 Notes is payable shall be July 15, 2027, April 1, 2029, March 15, 2032, April 1, 2034, October 1, 2037 and June 1, 2045, respectively.

7.            The rate at which the 2027 Notes shall bear interest shall be 4.400% per annum. The rate at which the 2029 Notes shall bear interest shall be 5.300% per annum. The rate at which the 2032 Notes shall bear interest shall be 6.800% per annum. The rate at which the 2034 Notes shall bear interest shall be 5.700% per annum. The rate at which the 2037 Notes shall bear interest shall be 6.600% per annum. The rate at which the 2045 Notes shall bear interest shall be 5.200% per annum. Interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months. The dates on which such interest shall be payable semiannually, in arrears (each, an “Interest Payment Date”), shall be January 15 and July 15 of each year, commencing on January 15, 2025, for the 2027 Notes, April 1 and October 1 of each year, commencing on April 1, 2025, for the 2029 Notes, March 15 and September 15 of each year, commencing on March 15, 2025, for the 2032 Notes, April 1 and October 1 of each year, commencing on April 1, 2025, for the 2034 Notes, April 1 and October 1 of each year, commencing on April 1, 2025, for the 2037 Notes and June 1 and December 1 of each year, commencing on June 1, 2025, for the 2045 Notes, or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. The record dates for the interest payable on the 2027 Notes on any Interest Payment Date shall be the January 1 and July 1, as the case may be, next preceding such Interest Payment Date. The record dates for the interest payable on the 2029 Notes on any Interest Payment Date shall be the March 15 and September 15, as the case may be, next preceding such Interest Payment Date. The record dates for the interest payable on the 2032 Notes on any Interest Payment Date shall be the March 1 and September 1, as the case may be, next preceding such Interest Payment Date. The record dates for the interest payable on the 2034 Notes on any Interest Payment Date shall be the March 15 and September 15, as the case may be, next preceding such Interest Payment Date. The record dates for the interest payable on the 2037 Notes on any Interest Payment Date shall be the March 15 and September 15, as the case may be, next preceding such Interest Payment Date. The record dates for the interest payable on the 2045 Notes on any Interest Payment Date shall be the May 15 and November 15, as the case may be, next preceding such Interest Payment Date.

8.            Additional interest may be payable in accordance with the Registration Rights Agreement, dated as of December 30, 2024, among the Company, the Guarantor and the Dealer Managers (as defined therein) (the “Registration Rights Agreement”). If a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to a series of Notes, the interest rate on the Notes (and only the Notes) of such series will be increased by (i) 0.25% per annum for the first 90 day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90 day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. The Trustee has no obligation to monitor or determine when, or if, a Registration Default has occurred or been cured.

9.            No Additional Amounts with respect to the Notes shall be payable. The date from which interest shall accrue for the 2027 Notes shall be July 15, 2024. The date from which interest shall accrue for the 2029 Notes shall be October 1, 2024. The date from which interest shall accrue for the 2032 Notes shall be September 15, 2024. The date from which interest shall accrue for the 2034 Notes shall be October 1, 2024. The date from which interest shall accrue for the 2037 Notes shall be October 1, 2024. The date from which interest shall accrue for the 2045 Notes shall be December 1, 2024.

10.            The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee in The City of New York, and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

11.            The Paying Agent and Registrar for the Notes of each series initially shall be the Trustee.

12.            Prior to the applicable Par Call Date (as defined below) with respect to the 2027 Notes, the 2029 Notes, the 2034 Notes and the 2045 Notes and prior to the applicable Stated Maturity with respect to the 2032 Notes and the 2037 Notes, each series of the Notes is subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2027 Notes, the 2029 Notes, the 2034 Notes and the 2045 Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, in the case of the 2027 Notes and the 2045 Notes, 20 basis points, in the case of the 2029 Notes, 30 basis points, in the case of the 2032 Notes and 25 basis points, in the case of the 2034 Notes and the 2037 Notes, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

On or after the applicable Par Call Date, each of the 2027 Notes, the 2029 Notes, the 2034 Notes and the 2045 Notes are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

“Par Call Date” means April 15, 2027 in the case of the 2027 Notes, March 1, 2029 in the case of the 2029 Notes, January 1, 2034 in the case of the 2034 Notes and December 1, 2044 in the case of the 2045 Notes.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date with respect to the 2027 Notes, the 2029 Notes, the 2034 Notes and the 2045 Notes and to the applicable Stated Maturity with respect to the 2032 Notes and the 2037 Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date or Stated Maturity on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi- annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date or Stated Maturity. If there is no United States Treasury security maturing on the applicable Par Call Date or Stated Maturity but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date or Stated Maturity, one with a maturity date preceding the applicable Par Call Date or Stated Maturity and one with a maturity date following the applicable Par Call Date or Stated Maturity, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date or Stated Maturity. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or Stated Maturity or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

13.            The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

14.            (a) When certificated Notes containing, if required, the Restricted Notes Legend set forth in paragraph 14(e)(ii) below (“Definitive Notes”) are presented to the Registrar with a request to transfer or exchange, if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Form of Note) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in paragraph 14(e)(ii) shall be delivered by the transferor to the Trustee.

(b) Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer to a Global Note in form reasonably satisfactory to the Company and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Form of Note) that such Definitive Note is being transferred (A) to a Qualified Institutional Buyer in accordance with Rule 144A or (B) to a non-U.S. Person outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 or Rule 904 of Regulation S; and

(ii) written instructions directing the Trustee to make, or to direct the Security Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the DTC account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Security Custodian to cause, in accordance with the standing instructions and procedures existing between DTC and the Security Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.

(c)

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note of the same series, whether before or after the expiration of the period that is forty (40) days after the later of (1) the original issue date of the Notes and (2) the date when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S (the “Restricted Period”), shall be made in accordance with the procedures of DTC and only upon receipt by the Trustee of a written certification (in the form set forth on the reverse side of the Form of Note) from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 and, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear S.A./N.V., as operator of the Euroclear system (“Euroclear”), Clearstream Banking, S.A. (“Clearstream”) or DTC.

(ii) Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes of the same series in accordance with the procedures of DTC if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Form of Note) to the effect that the beneficial interest in the Regulation S Global Note is being transferred (A) to a Person who the transferor reasonably believes to be a Qualified Institutional Buyer, (B) to a Person who is purchasing for its own account or the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iii) In the event that a Global Note is exchanged for Definitive Notes prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement (each as defined in the Registration Rights Agreement) with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions herein (including the certification requirements set forth on the reverse of the Form of Note intended to ensure that such transfers comply with Rule 144, Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)

(i) Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear, Clearstream or DTC. During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear, Clearstream or DTC in accordance with the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time (the “Applicable Procedures”) and only (A) to the Company or any Subsidiary thereof, (B) pursuant to a registration statement that has been declared effective under the Securities Act, (C) for so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (D) pursuant to offers and sales to non-U.S. Persons that occur outside the United States (within the meaning of Regulation S under the Securities Act), or (E) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (D) or (E) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, pursuant to Rule 144 or 144A of the Securities Act and upon receipt by the Trustee of a written certification (in the form on the reverse side of the Form of Note).

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)

(i) Each Note certificate evidencing the Global Notes (and all Notes that are Global Notes issued in exchange therefor or in substitution thereof) will contain a legend (the “Global Notes Legend”) substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(ii) Except as permitted by the following paragraphs (iii), (iv), (v) or (vi), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) will contain a legend (the “Restricted Notes Legend”) substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF CONOCOPHILLIPS COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO CONOCOPHILLIPS COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, CONOCOPHILLIPS COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(iii) Upon any sale or transfer of a Note that contains or is required to contain a Restricted Notes Legend (a “Transfer Restricted Note”) that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Form of Note).

(iv) After a transfer of any Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

(v) Upon the consummation of an Exchange Offer (as defined in the Registration Rights Agreement) with respect to the Notes pursuant to which Holders of such Notes are offered Exchange Notes (as defined in the Registration Rights Agreement) in exchange for their Notes, all requirements pertaining to Notes that Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend will be deposited with the Security Custodian and the corresponding Notes cancelled.

(vi) Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

15.            In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to the Indenture, the Company and the Guarantor agree (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax-related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of the Indenture.

Annex A

[FORM OF FACE OF SECURITY]

[Global Notes Legend: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Restricted Notes Legend: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT

(A)	IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(B)	IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)	AGREES FOR THE BENEFIT OF CONOCOPHILLIPS COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)	TO CONOCOPHILLIPS COMPANY,

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, CONOCOPHILLIPS COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

CONOCOPHILLIPS COMPANY

[4.400% NOTES DUE 2027]

[5.300% NOTES DUE 2029]

[6.800% NOTES DUE 2032]

[5.700% NOTES DUE 2034]

[6.600% NOTES DUE 2037]

[5.200% NOTES DUE 2045]

FULLY AND UNCONDITIONALLY GUARANTEED BY

CONOCOPHILLIPS

CUSIP No.
ISIN:

No. [U-001] [S-001]	$

ConocoPhillips Company, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to      or its registered assigns, the principal sum of      Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,] on [July 15, 2027] [April 1, 2029] [March 15, 2032] [April 1, 2034] [October 1, 2037] [June 1, 2045].

Interest Payment Dates:	[January 15 and July 15]
[April 1 and October 1]
[March 15 and September 15]
[April 1 and October 1]
[April 1 and October 1]
[June 1 and December 1]
Record Dates:	[January 1 and July 1]
[March 15 and September 15]
[March 1 and September 1]
[March 15 and September 15]
[March 15 and September 15]
[May 15 and November 15]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

CONOCOPHILLIPS COMPANY

By:
Name:
Title:

By:
Name:
Title:

GUARANTEE

ConocoPhillips, a Delaware corporation, unconditionally guarantees to the Holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

CONOCOPHILLIPS

By:
Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series designated
therein referred to in the within-mentioned
Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	Date:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

CONOCOPHILLIPS COMPANY

[4.400% NOTES DUE 2027]

[5.300% NOTES DUE 2029]

[6.800% NOTES DUE 2032]

[5.700% NOTES DUE 2034]

[6.600% NOTES DUE 2037]

[5.200% NOTES DUE 2045]

FULLY AND UNCONDITIONALLY GUARANTEED BY

CONOCOPHILLIPS

This Security is one of a duly authorized issue of [4.400% Notes due 2027] [5.300% Notes due 2029] [6.800% Notes due 2032] [5.700% Notes due 2034] [6.600% Notes due 2037] [5.200% Notes due 2045] (the “Securities”) of ConocoPhillips Company, a Delaware corporation (the “Company”).

1.            Interest. [The Company promises to pay interest on the principal amount of this Security at 4.400% per annum from July 15, 2024 until maturity. The Company will pay interest semiannually, in arrears, on January 15 and July 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. Interest on the Securities will accrue from July 15, 2024; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2025.] [The Company promises to pay interest on the principal amount of this Security at 5.300% per annum from October 1, 2024 until maturity. The Company will pay interest semiannually, in arrears, on April 1 and October 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. Interest on the Securities will accrue from October 1, 2024; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2025.] [The Company promises to pay interest on the principal amount of this Security at 6.800% per annum from September 15, 2024 until maturity. The Company will pay interest semiannually, in arrears, on March 15 and September 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. Interest on the Securities will accrue from September 15, 2024; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2025.] [The Company promises to pay interest on the principal amount of this Security at 5.700% per annum from October 1, 2024 until maturity. The Company will pay interest semiannually, in arrears, on April 1 and October 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. Interest on the Securities will accrue from October 1, 2024; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2025.] [The Company promises to pay interest on the principal amount of this Security at 6.600% per annum from October 1, 2024 until maturity. The Company will pay interest semiannually, in arrears, on April 1 and October 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. Interest on the Securities will accrue from October 1, 2024; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2025.] [The Company promises to pay interest on the principal amount of this Security at 5.200% per annum from December 1, 2024 until maturity. The Company will pay interest semiannually, in arrears, on June 1 and December 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. Interest on the Securities will accrue from December 1, 2024; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2025.] The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.            Penalty Interest. Additional interest may be payable in accordance with the Registration Rights Agreement, dated as of December 30, 2024, among the Company, the Guarantor and the Dealer Managers (as defined therein) (the “Registration Rights Agreement”). If a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to a series of Securities, the interest rate on the Securities (and only the Securities) of such series will be increased by (i) 0.25% per annum for the first 90 day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90 day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. The Trustee has no obligation to monitor or determine when, or if, a Registration Default has occurred or been cured.

3.            Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer to accounts in the United States with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

4.            Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, the Guarantor or any Subsidiary of the Company may act in any such capacity.

5.            Guarantee. ConocoPhillips, a Delaware corporation (the “Guarantor”), unconditionally guarantees to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantor under the Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

6.            Indenture. The Company issued the Securities under an Indenture, dated as of December 7, 2012 (the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to [$227,925,000] [$58,635,000] [$102,042,000] [$63,047,000] [$259,050,000] [$151,419,000] in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Securities may be increased only if the additional Securities issued will be fungible with the original Securities for United States federal income tax purposes. The Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.

7.            Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 above such amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.

8.            Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9.            Optional Redemption. [Prior to April 15, 2027 (the “Par Call Date”), the Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.] [Prior to March 1, 2029 (the “Par Call Date”), the Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.] [Prior to the Stated Maturity, the Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.] [Prior to January 1, 2034 (the “Par Call Date”), the Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.] [Prior to the Stated Maturity, the Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.] [Prior to December 1, 2044 (the “Par Call Date”), the Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.]

[On or after the Par Call Date, the Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 10 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.]

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the [Par Call Date] [Stated Maturity] (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the [Par Call Date] [Stated Maturity] on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the [Par Call Date] [Stated Maturity]. If there is no United States Treasury security maturing on the [Par Call Date] [Stated Maturity] but there are two or more United States Treasury securities with a maturity date equally distant from the [Par Call Date] [Stated Maturity], one with a maturity date preceding the [Par Call Date] [Stated Maturity] and one with a maturity date following the [Par Call Date] [Stated Maturity], the Company shall select the United States Treasury security with a maturity date preceding the [Par Call Date] [Stated Maturity]. If there are two or more United States Treasury securities maturing on the [Par Call Date] [Stated Maturity] or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

10.           Amendments and Waivers. Subject to certain exceptions and limitations as set forth in the Indenture, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company or the Guarantor under the Indenture in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company or the Guarantor; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities or the related Guarantees; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company or the Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to establish the form or terms of Securities of any series as permitted by the Indenture; (x) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or (xi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of the Indenture.

Without the consent of each Holder affected, subject to certain exceptions and limitations as set forth in the Indenture, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change any obligation of the Company or the Guarantor to pay Additional Amounts with respect to any Security; (vi) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vii) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (viii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; or (ix) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

11.           Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities; (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company or the Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the Holders of at least 25% in principal amount of the Securities then outstanding (or, in the event that other Debt Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Debt Securities so affected); or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities (or such Debt Securities) to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations as set forth in the Indenture, Holders of a majority in principal amount of the then outstanding Securities (or affected Debt Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantor must furnish annual compliance certificates to the Trustee.

12.           Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

13.           Trustee Dealings with Company and Guarantor. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, the Guarantor or any such Affiliates, as if it were not Trustee.

14.           No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of the Guarantor under the Guarantee or for any obligations of the Company, the Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

15.            Authentication. This Security shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

16.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

17.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

ConocoPhillips Company

925 N. Eldridge Parkway

Houston, Texas 77079

Telephone: (281) 293-1000

Attention: Treasurer

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Security Custodian

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is [40 days] [one year] after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act; or

(3)	☐	to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐	to a non-United States person outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

FORM OF EXCHANGE CERTIFICATE

ConocoPhillips

925 N. Eldridge Parkway Houston, TX 77079

The Bank of New York Mellon Trust Company, N.A., as Trustee

601 Travis Street, 16th Floor, Houston, Texas 77002

Attn: Corporate Trust Administration – ConocoPhillips Company

Re:	ConocoPhillips Company (the “Company”) [4.400% Notes due 2027] [5.300% Notes due 2029] [6.800% Notes due 2032] [5.700% Notes due 2034] [6.600% Notes due 2037] [5.200% Notes due 2045] (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 7, 2012 (the “Indenture”), among CONOCOPHILLIPS COMPANY, a Delaware corporation, as issuer, CONOCOPHILLIPS, as guarantor, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee. Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

________ (the “Owner”) owns and proposes to exchange the Notes or an interest in the Notes, in the principal amount of $_______ in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Notes or interest in the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a Qualified Institutional Buyer, (B) purchasing for its own account or the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated __________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S1

[Date]

The Bank of New York Mellon Trust Company, N.A., as Trustee

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Corporate Trust Administration – ConocoPhillips Company

Re:	ConocoPhillips Company (the “Company”) [4.400% Notes due 2027] [5.300% Notes due 2029] [6.800% Notes due 2032] [5.700% Notes due 2034] [6.600% Notes due 2037] [5.200% Notes due 2045] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale or other transfer of $            aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a person in the United States;

(2)         either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)         no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)         the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)         we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signatory

1 To be included only with Reg S Note.